SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Quadra Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-5775392
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

622 Third Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-138591

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Quadra Realty Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-138591), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the common stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

Item 2. Exhibits

Exhibit No.	Description
3.1	Form of Articles of Amendment and Restatement of Quadra Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of Quadra Realty Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Form of Certificate for Common Stock of Quadra Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 13, 2007

QUADRA REALTY TRUST, INC.

By:	/s/ Evan F. Denner

Evan F. Denner
President and Chief Executive Officer